Skycorp Solar Group Limited

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CERTIFICATE NUMBER

SHARES

PAR VALUE $0.002
CLASS A ORDINARY SHARES

CUSIP NO.

THIS CERTIFIES THAT

*** SPECIMEN ***

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A ORDINARY SHARES PAR VALUE OF $0.002 EACH OF

SKYCORP SOLAR GROUP LIMITED

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

SKYCORP SOLAR GROUP LIMITED
SEAL
CAYMAN ISLANDS

WEIQI HUANG
Director, Chief Executive Officer and Chairman of the Board

ZHE LIANG
Chief Financial Officer

DATED:

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303.662.1112